UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On June 26, 2024, the Board of Directors of Intrusion Inc. (“Intrusion” or the “Company”) filled a vacant Board seat by appointing Dion Hinchcliffe to serve as a member of the Board of Directors effective as of the close of business on July 1, 2024, until the next annual meeting of stockholders, at which time Mr. Hinchcliffe has been nominated to stand for election.

Mr. Hinchcliffe, age 54, is currently Vice President of CIO Practice at The Futurum Group and an executive fellow at Dartmouth College’s Tuck Center for Digital Strategies. Prior to joining the Futurum Group, Mr. Hinchcliffe was VP and Principal Analyst at Constellation Research from 2017 through May 2024 where he researched and advised clients on the issues of enterprise technology leadership, digital transformation, and stakeholder experience. Mr. Hinchcliffe is a veteran of enterprise IT and several Internet startups and has extensive practical experience with enterprise strategy and operational issues and is a widely followed commentator and industry analyst for ZDNet. Mr. Hinchcliffe is also a frequent keynote speaker and co-author of two books on intersection of technology and business including Web 2.0 Architectures from O'Reilly as well as the bestselling Social Business By Design (John Wiley & Son.)

The Board considers Mr. Hinchcliffe to be an independent director under the Company’s categorical standards of independence and applicable Nasdaq requirements. As a non-management member of the Board, Mr. Hinchcliffe will receive the compensation paid to non-management directors for service on the Board and its committees. Specifically, the cash component of non-management director compensation currently consists of (i) an annual retainer of $30,000, payable in quarterly installments of $7,500; and (ii) an additional annual fee ranging from $7,500 to $18,000 depending on Committee appointment.

Equity awards are another element of non-management director compensation. Each non-management director currently receives annually, if and as approved by the Board, a restricted stock unit award. Under Intrusion’s current compensation program for non-management directors, the annual restricted stock award is not to exceed the number of restricted shares obtained by dividing $70,000 by the closing price of a share of Common Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, historically the stock option awards vest one (1) year following the date of grant.

As Mr. Hinchcliffe was elected within the overall Annual Meeting timeframe, the amount of his annual retainer and restricted stock award is consistent with the amounts to be paid to the other non-management directors for service on the Board and its committees.

There are no arrangements or understandings between Mr. Hinchcliffe and any other person pursuant to which he was selected either as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Hinchcliffe that are required to be disclosed by Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: July 1, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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